EXHIBIT 99.1

PRESSRELEASE www.HelixESG.com

Helix Energy Solutions Group, Inc.  ·  3505 W. Sam Houston Parkway N., Suite 400  ·  Houston, TX 77043  · 281-618-0400  ·  fax: 281-618-0505

For Immediate Release			20-005

Date: March 30, 2020	Contact:	Erik Staffeldt
Executive Vice President & CFO

Helix Provides Operational and Financial Update

HOUSTON, TX - Helix Energy Solutions Group, Inc. (“Helix”) (NYSE: HLX) announced today that, in light of the current, significant macroeconomic uncertainty resulting from the recent decline in oil prices and the ongoing COVID-19 crisis, it is withdrawing its previously issued financial and operational performance guidance for 2020.

Owen Kratz, President and Chief Executive Officer of Helix, stated, “We are withdrawing our previously issued guidance for 2020. While our guidance for 2020 reflected the best information then available to us, at this time we simply are not in a position to provide 2020 guidance given the recent decline in oil prices, COVID-19, and their combined impact on our industry and our company.”

Kratz continued, “As a company whose priority is and always has been safety, we continue to prioritize the health and safety of our employees, partners, clients and the communities we serve around the world. We have implemented preventative protocols and established contingency plans designed to safeguard our personnel, assets and their operability during this crisis. Thus far we have succeeded in minimizing operational disruptions. We have continued to operate seven well intervention vessels and six robotics and support vessels, in six different countries on four continents. Our supply chains and logistics, like those of many others, have been forced into challenging environments never before experienced. But we are proud that, thus far, we have risen to the occasion.”

“We do not know what the full impact this current environment will bring, nor how our industry as a whole will react. Our currently contracted work has continued, but we expect the spot market for the remainder of the year to be significantly weaker than previously forecast. We anticipate implementing cost reduction plans consistent with levels of work activity, and expect to reduce our 2020 capital expenditures by approximately twenty percent.” Kratz concluded, “Nevertheless, we believe Helix will remain Free Cash Flow positive in 2020. These are trying times, but we believe we have the cash and liquidity to manage these current challenges.”

Helix anticipates providing additional commentary at the time of its earnings release for the first quarter of 2020, currently scheduled at or near the end of April.

About Helix

Helix Energy Solutions Group, Inc., headquartered in Houston, Texas, is an international offshore energy services company that provides specialty services to the offshore energy industry, with a focus on well intervention and robotics operations. For more information about Helix, please visit our website at www.HelixESG.com.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks, uncertainties and assumptions that could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, any statements regarding COVID-19 and the recent oil price decline and their respective effects and results, our protocols and plans, our current work continuing, the spot market, our cost reduction plans, our ability to remain free cash flow positive and our ability to manage current changes; our strategy; any statements regarding visibility and future utilization; any projections of financial items; any statements regarding future operations expenditures; any statements regarding the plans, strategies and objectives of management for future operations; any statements regarding our ability to enter into and/or perform commercial contracts; any statements concerning developments; any statements regarding future economic conditions or performance; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Forward-looking statements are subject to a number of known and unknown risks, uncertainties and other factors that could cause results to differ materially from those in the forward-looking statements, including but not limited to the results and effects of COVID-19 and the recent oil price decline and actions by customers, suppliers and partners with respect thereto; market conditions; results from acquired properties; demand for our services; the performance of contracts by suppliers, customers and partners; actions by governmental and regulatory authorities; operating hazards and delays, which include delays in delivery, chartering or customer acceptance of assets or terms of their acceptance; our ultimate ability to realize current backlog; employee management issues; complexities of global political and economic developments; geologic risks; volatility of oil and gas prices and other risks described from time to time in our reports filed with the Securities and Exchange Commission (“SEC”), including our most recently filed Annual Report on Form 10-K and in our other filings with the SEC, which are available free of charge on the SEC’s website at www.sec.gov. We assume no obligation and do not intend to update these forward-looking statements, which speak only as of their respective dates, except as required by the securities laws. Withdrawn guidance should not be relied upon.

Social Media

From time to time we provide information about Helix on Twitter (@Helix_ESG), LinkedIn (www.linkedin.com/company/helix-energy-solutions-group), Facebook (www.facebook.com/HelixEnergySolutionsGroup) and Instagram (www.instagram.com/helixenergysolutions).